UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2024

Addentax Group Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-41478	35-2521028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kingkey 100, Block A, Room 4805,

Luohu District, Shenzhen City, China 518000

(Address of principal executive offices)

Registrant’s telephone number, including area code +(86) 755 86961 405

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ATXG	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 26, 2024, Ms. Yu Jiaxin (“Ms. Yu”) resigned as an independent director and the chairperson of the Compensation Committee, an audit Committee member and a nominating and corporate governance committee member of Addentax Group Corp. (the “Company”). Ms. Yu’s resignation was effective immediately. There was no disagreement between Ms. Yu and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in their resignation.

On the same day, the Board of Directors (the “Board”) of the Company appointed Mr. Li Weilin (“Mr. Li”) as an independent director.

The Board has determined that Mr. Li satisfies the definition of “independent director” in accordance with Rule 5605(a)(2) of the Marketplace Rules of The Nasdaq Stock Market, Inc. and Section 10(A)(m)(3) of the Securities Exchange Act of 1934, as amended.

Mr. Li will serve as the chairperson of the Compensation Committee, an audit Committee member and a nominating and corporate governance committee member of the Company.

The biography for Mr. Li is set forth below:

Mr. Li Weilin, age 42, has been serving as the information and network center director in Xinhua College of Sun Yat-sen University since 2005. Since 2015, Mr. Li has been serving as the chief of senior engineer of Computer Application & Technology program in Guangdong Polytechnic College. From March 2019 to May 2021, Mr. Li was appointed independent director, the compensation committee member, the audit Committee member and the chairperson of the nominating and corporate governance committee of Addentax Group Corp. Mr. Li is experienced in the field of network & system safety, image processing, data mining, business intelligence, big data management and network physical system. Mr. Li obtained a bachelor’s degree in Computer Science & Technology and a master’s degree in Software Engineering from Sun Yat-sen University, China in 2005 and 2011, respectively. We believe Mr. Li is qualified to be an independent director due to his extensive experience in information technology and his prior experience in the Company which demonstrates his familiarity with the Company’s operations and governance structure.

Mr. Li has entered into an independent director agreement with the Company, pursuant to which Mr. Li will receive annual cash compensation of $15,000.00 payable quarterly in advance on the first business day of each calendar quarter. The independent director agreement, which is filed herewith as Exhibit 10.1, should be reviewed in its entirety for additional information.

Mr. Li has no family relationships with any of the executive officers or directors of the Company. Save except for independent director agreement as stated above, there is no other employment agreement between the Company and Mr. Li, nor are there any arrangements or plans in which the Company will provide compensation, bonus, pension, retirement, or similar benefits to Mr. Li. There have been no transactions to which the Company was or is to be a party, in which Mr. Li had, or will have, a direct or indirect material interest.

Item 9.01. Exhibits

Exhibit Number	Description
10.1	Independent Director Agreement with Mr. Li Weilin dated April 26, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Addentax Group Corp.

Date: April 29, 2024	By:	/s/ Hong Zhida
Hong Zhida
Chief Executive Officer

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